Exhibit 10.18
Execution Version
AMENDMENT TO
GAS GATHERING AGREEMENT
     This Amendment (this “Amendment”) to the Gas Gathering Agreement dated as of October 1, 2010, by and between Quicksilver Resources Inc. (“Producer”) and Cowtown Pipeline Partners L.P. (“Gatherer”).
     WHEREAS, Producer and Gatherer, as the assignee of Cowtown Pipeline L.P., are parties to the Gas Gathering Agreement (the “Alliance Agreement”) dated as of December 1, 2009;
     WHEREAS, pursuant to the Purchase Agreement (the “Purchase Agreement”) dated as of July 22, 2010, as amended, by and among Producer, Crestwood Holdings LLC (f/k/a First Reserve Crestwood Holdings LLC), Cowtown Pipeline L.P. and Cowtown Gas Processing L.P., Producer has agreed to transfer its indirect ownership interests in Gatherer to Crestwood Holdings LLC; and
     WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Amendment in order to modify certain of the terms and conditions of the Alliance Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual premises and benefits contained herein, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties amend the Alliance Agreement as follows:
     1. Section 1 of the Alliance Agreement is amended to delete the following definitions in their entirety:
b. “Actual Quarterly Volumes” means for any calendar quarter during the primary term of this Agreement the sum of (a) the actual volumes (measured in Mcf) of Producer’s Gas received by Gatherer and metered at any Receipt Points during such calendar quarter, (b) the actual volumes (measured in Mcf) of Gas received by Gatherer from Eni and metered at any Receipt Points during such calendar quarter pursuant to the Eni GGA, and (c) the actual volumes (measured in Mcf) of Gas received by Gatherer from third parties (other than Eni) and metered at any Receipt Points during such calendar quarter; provided, however, that third party volumes that are included in the calculation pursuant to this clause (c) shall never exceed the excess, if any, of (i) Producer’s Quarterly Modeled Volumes measured in Mcf) for such calendar quarter over (ii) the sum of the volumes that are included in the calculation pursuant to clauses (a) and (b) of this definition for such calendar quarter.

s. “Gross Quarterly Revenue” means for any calendar quarter during the primary term of this Agreement the product of (i) the Actual Quarterly Volumes for such calendar quarter and (ii) a rate equal to $0.55 per Mcf (as such rate is escalated during the primary term of this Agreement in accordance with Section 11.2).
cc. “Producer’s Quarterly Modeled Revenue” means for any calendar quarter during the primary term of this Agreement the product of (i) the Producer’s Quarterly Modeled Volumes for such calendar quarter and (ii) a rate equal to $0.45 per Mcf (as such rate is escalated during the primary term of this Agreement in accordance with Section 11.2).
dd. “Producer’s Quarterly Modeled Volumes” means for any calendar quarter during the primary term of this Agreement the volume (measured in Mcf) for such calendar quarter set forth under the column entitled “Producer’s Quarterly Modeled Volumes” in Annex 1 hereto.
hh. “Quarterly Revenue Minimum” means for any calendar quarter during the primary term of this Agreement the product of (i) the Actual Quarterly Volumes for such calendar quarter and (ii) a rate equal to $0.40 per Mcf (as such rate is escalated during the primary term of this Agreement in accordance with Section 11.2).
     2. Section 7.1 is amended by adding the words “as more particularly described in Exhibit C attached hereto” immediately after the words “dehydration and treating services at its existing treating facility” and by removing Section 7.1(ii)(c)(iv) in its entirety.
     3. Section 11.1 is deleted in its entirety and replaced by the following:
“ 11.1 Producer shall pay to Gatherer fifty-five cents ($0.55) per MCF of Producer’s Gas received by Gatherer and metered at the Receipt Points, subject to adjustment as provided in Section 11.2 (such rate, as so adjusted, the “Gathering Fee”).”
     4. Paragraph 18 is amended by replacing the words “for a primary term of ten (10) years” with “until December 31, 2020”.
     5. Exhibit C attached hereto is added as Exhibit C of the Alliance Agreement.
     6. Annex 1 of the Alliance Agreement is deleted in its entirety.
     Except as amended by this Amendment, which shall be effective as of the date hereof, the terms and provisions of the Alliance Agreement are and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

QUICKSILVER RESOURCES INC.
By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President & Chief Executive Officer

COWTOWN PIPELINE PARTNERS L.P.
By:	Quicksilver Gas Services Operating GP LLC, its general partner

By:	Quicksilver Gas Services Operating LLC, its sole member

By:	Quicksilver Gas Services LP, its sole member

By:	Quicksilver Gas Services GP LLC, its general partner

By:	/s/ Robert G. Phillips
	Name:	Robert G. Phillips
	Title:	President

[Signature page to Alliance GGA Amendment]

EXHIBIT C
     This Exhibit C is attached to the Gas Gathering Agreement (the “Agreement”) dated as of December 1, 2009, by and between Quicksilver Resources Inc., as Producer, and Cowtown Pipeline Partners, L.P., as Gatherer, and made a part thereof for all purposes. All defined terms used herein shall have the same meaning as set forth in the Agreement.
Dehydration and CO2 Treating Services
The dehydration and CO2 treating services contemplate receiving the Gas at the inlet flange of the applicable dehydration and/or CO2 treating facilities with the following specifications:
     CO2 of less than 3.5% by volume;
and delivering the Gas at the outlet flange of the applicable dehydration and/or CO2 treating facilities with the following specifications:
CO2 of less than 2.0% by volume, and
Not more than 7 pounds of water vapor per MMcf.